Ex-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 18, 2010, relating to the financial statements and financial highlights which appear in the September 30, 2010 Annual Report to Shareholders of Delaware Foundation Equity Fund, Delaware Foundation Growth Allocation Fund, Delaware Foundation Moderate Allocation Fund and Delaware Foundation Conservative Allocation Fund (constituting Delaware Group Foundation Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 26, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 32 to File No. 333-38801; Amendment No. 32 to File No. 811-08457) of Delaware Group Foundation Funds, and the caption “Other Information” in the September 30, 2010 Annual Reports of Delaware Foundation Equity Fund, Delaware Foundation Growth Allocation Fund (formerly Delaware Aggressive Allocation Fund), Delaware Foundation Moderate Allocation Fund (formerly Delaware Moderate Allocation Fund), and Delaware Foundation Conservative Allocation Fund (formerly Delaware Conservative Allocation Fund) incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 25, 2011